Exhibit 99

Family Dollar Comments on Icahn Letter

MATTHEWS, N.C.--(BUSINESS WIRE)--June 19, 2014--Family Dollar Stores, Inc. (NYSE: FDO) today issued the following statement in response to a letter from Mr. Icahn:

The Family Dollar Board of Directors and management team are committed to acting in the best interests of the Company and our shareholders. Members of Family Dollar’s Board and management team recently met with Mr. Icahn, and, as we expressed in the meeting, we are always open to constructively communicating with our shareholders with the shared goal of enhancing value.

As previously announced the Company is undertaking an in-depth business review to identify opportunities to strengthen our value proposition, increase operational efficiencies and improve financial performance. While this business review is ongoing, we continue to take immediate, strategic actions as appropriate to improve our performance. We are confident that these steps will position Family Dollar to deliver stronger returns for our shareholders.

Morgan Stanley & Co. Incorporated is acting as financial advisor to Family Dollar and Cleary Gottlieb Steen & Hamilton LLP is acting as legal counsel.

Cautionary Statements

Certain statements contained in this press release are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address certain plans, activities or events which the Company expects will or may occur in the future and relate to, among other things, the state of the economy, the Company’s investment and financing plans, net sales, comparable store sales, store openings and closings, gross profit, income tax rates, capital expenditures, cost of sales, SG&A expenses, earnings per diluted share, dividends and share repurchases. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Consequently, all of the forward-looking statements made by the Company in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission up to the date of this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

In addition, the amounts and timing of all estimates are subject to change. The actual amounts and timing may vary materially based on various factors, including the timing of store closings; the timing and amount of sublease income and other lease expense; factors relating to real estate including sale proceeds; asset write-downs and other factors affecting inventory value; changes in management's assumptions; and other factors.

About Family Dollar

For more than 54 years, Family Dollar has been providing value and convenience to customers in easy-to-shop neighborhood locations. Family Dollar’s mix of name brands and quality, private brand merchandise appeals to shoppers in more than 8,100 stores in rural and urban settings across 46 states. Helping families save on the items they need with everyday low prices creates a strong bond with customers, who often refer to their neighborhood store as “my Family Dollar.” Headquartered in Matthews, North Carolina, just outside of Charlotte, Family Dollar is a Fortune 300, publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA, 704-708-2858
krawlins@familydollar.com
or
MEDIA CONTACT:
Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman / Jamie Moser / Averell Withers, 212-355-4449